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                                                                    EXHIBIT 10.1

                                                                    CONFIDENTIAL

                                                                January 10, 2001


To The Board of Managers
of International Radiology Group, L.L.C.
40 Skokie Boulevard
Northbrook, IL  60062-1618

         Re:      LETTER OF UNDERSTANDING

Gentlemen:

         This letter of understanding ("LETTER") sets forth the basic terms and conditions pursuant to which US Diagnostic, Inc., a Delaware corporation ("USD") proposes a transaction ("TRANSACTION") resulting in the combination of International Radiology Group, L.L.C., a Delaware limited liability company ("IRG") (including American Imaging Management, Inc. ("AIM") with USD.

1. TERM SHEET. USD intends to proceed with the Transaction in accordance with the commercial terms set forth in this Letter and the term sheet attached hereto as ATTACHMENT A (the "TERM SHEET"). To the extent there is any conflict between the Term Sheet and this Letter, this Letter shall control.

2. PUBLIC ANNOUNCEMENTS. The parties agree that any public announcement relating to the Transaction shall be made pursuant to a joint press release subject to the prior review and consent of each party, except to the extent a party may deem it necessary to comply with laws, including securities law.

3. EXPENSES. USD and IRG shall be responsible for their own expenses, including fees and expenses of counsel, advisors and consultants; PROVIDED, HOWEVER, the filing fees pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR ACT") shall be split equally by the parties.

4. EXCLUSIVITY. During the Exclusivity Period (as hereinafter defined), IRG shall work with USD to negotiate and execute definitive agreements and to close and complete the Transaction, and IRG will not directly or indirectly or in any manner whatsoever (including, without limitation, through an affiliate or subsidiary or through any agency, trust or nominee arrangement):

         (a) enter into or agree to enter into, any agreement with respect to the sale of IRG or AIM or any of their respective businesses' assets or properties (hereinafter collectively referred to as "IRG Group"), participate in any discussions or otherwise make or solicit any proposal or offer with respect to the sale of the IRG Group which competes with, or may compete with or otherwise prevent or delay
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                  the completion of the Transaction (including, without
                  limitation, by way of equity, debt, participation, agency, management or operatorship); or

         (b) sell or agree to sell, solicit or make any proposal or participate in any discussions to or offer to sell any interest in the IRG Group or otherwise transfer any interest in the IRG Group; however IRG may enter into an action to raise additional capital (the "Capital Raise") to meet the essential operating requirements of IRG's business provided,
                  (i) IRG will not solicit a transaction, whether by merger or otherwise, pursuant to which a person or entity not currently a member of IRG acquires more than 20% of the outstanding limited liability company interest of IRG; (ii) the merger consideration as set forth in the Term Sheet shall not change; and (iii) USD is not otherwise adversely effected by such Capital Raise.

                  For breach by IRG of this paragraph 4, in addition to any other remedies available to USD, USD shall be entitled, without proof of damage, to any and all equitable and injunctive relief. The provisions of this paragraph 4 shall be binding until March 31, 2001 (the "EXCLUSIVITY PERIOD").

                  Except as required by law in the fulfillment of the fiduciary duties of the USD's Board of Directors, USD agrees that during the Exclusivity Period it will not solicit a transaction, whether by merger or otherwise, pursuant to which a person or entity not currently a stockholder of USD acquires more than 50% of the issued and outstanding common stock of USD. Notwithstanding the foregoing, IRG acknowledges and agrees that USD intends to continue to pursue transactions to sell its imaging centers during this Exclusivity Period.

                  This Letter shall be deemed terminated automatically upon the expiration of the Exclusivity Period, unless extended by written consent of USD and IRG. In such case, neither USD nor IRG shall have any further obligation or liability (in tort, contract or otherwise) to the other, except as provided in paragraphs 2 and 3, which obligations shall survive the termination of this Letter.

5. NEGOTIATION OF DEFINITIVE AGREEMENTS. Subject to the terms and conditions of this Letter, the parties agree to enter into good faith negotiations toward the preparation, execution and delivery of definitive agreements that shall set forth the terms and conditions of the Transaction as described in this Letter and the Term Sheet (the "DEFINITIVE AGREEMENTS"). The terms and provisions of the Definitive Agreements shall be mutually acceptable to the parties. The Definitive Agreements shall be prepared by USD's counsel and approved by the parties.

6. CLOSING CONDITIONS. The closing of the Transaction shall be contingent upon conditions customary to transactions of this nature, including, but not limited to, the following:

         (a)      with respect to USD:

                  (i) there shall not have occurred (i) any damage, loss or condemnation of any material assets, properties or contracts of the IRG Group or (ii) a material adverse

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                           change (A) in the financial condition or results of
                           operations of the IRG Group, (B) in the business, assets, operations or prospects of the IRG Group or
                           (C) in any law or regulation applicable to the IRG Group;

                  (ii) receipt of all (A) necessary consents from non-regulatory third parties (including USD's lenders) and (B) applicable regulatory approvals required for the completion of the Transaction and the expiration of any waiting periods required under the HSR Act or other applicable law or regulation;

                  (iii) approval of the Transaction by the Board of Directors and stockholders of USD;

                  (iv) the satisfactory completion, in USD's sole discretion, of USD's due diligence review of the IRG Group;

                  (v) the Form S-4 Registration Statement (or other appropriate form) containing the joint proxy statement of USD and IRG and the prospectus ("PROXY/PROSPECTUS") for the shares of common stock ("TRANSACTION SHARES") constituting part of the consideration shall have been declared effective by the Securities and Exchange Commission ("SEC");

                  (vi) prior to mailing the Proxy/Prospectus the Board of Directors shall have received an opinion from its financial advisor that the Transaction is fair from a financial point of view to the USD Stockholders;

                  (vii) the Transaction Shares shall have been listed by NASDAQ National Market System, upon notice of issuance;

                  (viii) CIGNA shall have indicated to USD that consummation of the Transaction will not result in an adverse change in CIGNA's current relationship with AIM;

                  (ix) the Transaction shall not (A) require USD to obtain a waiver or modification from the holders of its 9% Subordinated Convertible Debentures due 2003 ("PUBLIC DEBT"); or (B) constitute a "change in control" under the Public Debt; and

                  (x) prior to the execution of the Definitive Agreements IRG shall have delivered to USD the following audited financial statements (A) for IRG and AIM for their respective 1997, 1998 and 1999 fiscal years; (B) for IRG and AIM for their respective three month periods ended March 31, 2000; and (C) for IRG and AIM as the combined IRG Group for the six month period from April 1, 2000 to September 30, 2000.

         (b)      with respect to IRG:

                  (i) receipt of all applicable regulatory approvals required for the completion of the Transaction and the expiration of any waiting periods required under the HSR Act or other applicable law or regulation;



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                  (ii)     the members of IRG shall have approved the
                           Transaction, including without limitation the allocation of the Transaction consideration among each member; and

                  (iii) the satisfactory completion in IRG's sole discretion, of IRG's due diligence review of USD.

7. INVESTIGATION. USD, its agents, its representatives and its lenders shall be permitted to make a full and complete investigation of the assets, properties, business affairs and financial condition of the IRG Group, including access to the books, records, financial information, agreements and all other documents of the IRG Group. IRG, its agents, its representatives and its lenders shall be permitted to make a full and complete investigation of the assets, property, business offices and financial condition of USD, including access to the books, records, financial information, agreements and all other documents of USD. All information obtained by either party in the course of its investigation shall be kept confidential in accordance with the terms of the Confidentiality Letter (as hereinafter defined).

8. NON-BINDING NATURE. Except as to paragraphs 2, 3, 4, 5, 6 and 7 hereof, the parties hereto understand and agree that this Letter and Term Sheet set forth the parties' current understanding of agreements, which may be set out in a binding fashion in the Definitive Agreements to be executed at a later date. Except as to paragraphs 2, 3, 4, 5, 6 and 7 hereof, this letter does not create and is not intended to create a binding and enforceable contract between the parties and may not be relied upon by either party as the basis for a contract by estoppel or otherwise, but rather evidences a non-binding expression of good faith understanding to endeavor, without obligation, to negotiate mutually agreeable Definitive Agreements.

9. NO OTHER AGREEMENTS. Subject to the foregoing, there are no other written or oral agreements or understandings between the parties hereto, other than the confidentiality agreements contained in that certain letter, dated July 13, 2000, between USD and IRG (the "CONFIDENTIALITY LETTER"), which agreement and undertaking shall remain in full force and effect between and among the parties despite the execution of this Letter.

10. GOVERNING LAW. The rights and obligations set forth in this Letter shall be governed by the laws of the State of Florida, without regard to principles of conflicts of laws thereof.

11. SUCCESSOR AND ASSIGNS. This Letter and the rights and obligations of USD and IRG shall not be assignable.

12. AMENDMENT. This Letter may only be amended or modified by a writing executed by USD and IRG.

13. IRG BOARD OF MANAGERS APPROVAL. By IRG's execution of this letter, IRG is representing and warranting to USD that this Letter and the Transaction contemplated hereby have been approved by the IRG Board of Managers.

                            [signature page follows]




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         If the terms and conditions of this Letter are in accord with your understanding, please sign and return a counterpart of this Letter no later than 5:00 p.m. (EST) January 12th, 2001, after which date, if not returned, this Letter shall be null and void.

                                               Very truly yours,

                                               US DIAGNOSTIC, INC.



                                               By: /s/ David McIntosh
                                                   -----------------------------
                                                   David McIntosh, Director


Acknowledged and agreed to
this 12 day of January, 2001.

INTERNATIONAL RADIOLOGY GROUP, LLC


By: /s/ J.R. Holland, Jr.
    -------------------------------
Name:  J.R. Holland, Jr.
       ----------------------------
Title: Manager
       ----------------------------






                   [Signature Page to Letter of Understanding]







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                                  ATTACHMENT A

                                   TERM SHEET

TRANSACTION STRUCTURE:     While we presently intend for the transaction to be
                           a merger of IRG with and into USD, or a wholly owned subsidiary of USD, the final structure will depend on the mutual agreement of USD and IRG after a review of the tax, accounting and legal issues. For purposes of this letter the transaction is hereinafter referred to as the "MERGER." The surviving party in the Merger is hereinafter referred to as the "ISSUER," and the common stock of the Issuer is hereinafter referred to as "MERGER SHARES."

MERGER CONSIDERATION:      As of September 30, 2000 USD had 22,710,033 shares of
                           common stock issued and outstanding and 2,949,946 shares of common stock subject to outstanding options and warrants. The members of IRG (including, without limitation the holders of Class A, Class B, Class B-1
                           (if any) and Class C shares) and holders of options for IRG shares the ("Members") would be entitled to aggregate consideration as a result of the Merger equal to Merger Shares representing 49% of the issued outstanding Merger Shares on a fully-diluted post merger basis. In addition, the Members would receive
                           $10 million in additional consideration consisting of $5 million in cash and $5 million in a Subordinated
                           Unsecured Debenture according to the terms below.
                           Such consideration is subject to change based upon the completion of due diligence by both parties.

SUBORDINATED UNSECURED
DEBENTURE:                 Amount                 $5 million
                           Term                   5 Year
                           Interest               8% per annum
                           Amortization           Year 1:           $0
                                                  Year 2:           $0
                                                  Year 3:           $1 million
                                                  Year 4:           $2 million
                                                  Year 5:           $2 million

ISSUER BOARD OF DIRECTORS: The composition of the Issuer's initial Board of
                           Directors shall be agreed upon as part of the Definitive Agreements, PROVIDED, HOWEVER, the nominees of IRG shall represent a majority of the initial Board of Directors.

MANAGEMENT:                The officers and management team of the Issuer shall
                           be agreed upon between USD and IRG as part of the Definitive Agreements.





                                      A-1

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STOCK OPTIONS:             Prior to mailing the Proxy/Prospectus USD and IRG
                           shall agree upon the available post Merger stock option pool and the guidelines with respect to the granting of options.

VOTING AGREEMENTS:         Prior to mailing the Proxy/Prospectus, IRG shall have
                           obtained and delivered to USD the agreement of holders of its Class A voting shares representing at least 51% of the entire class and all of the holders of its Class C shares to vote for the Merger.

REPRESENTATIONS,
WARRANTIES,
COVENANTS AND
INDEMNIFICATION
PROVISIONS:                The representations, warranties, covenants and
                           indemnification set forth in the Definitive
                           Agreements shall be customary to transactions of this nature and shall be mutually agreed upon by the parties.

OTHER TERMS AND
CONDITIONS:                This Term Sheet does not purport to be all-inclusive.
                           Definitive Agreements will include other matters that are not covered by or made clear herein and are subject to the mutual agreement of the parities.

                           THIS SUMMARY OF TERMS AND CONDITIONS IS ATTACHMENT A TO LETTER OF UNDERSTANDING DATED JANUARY 8, 2001 AND IS NOT TO BE CONSIDERED SEPARATELY FROM THE LETTER OF UNDERSTANDING. EXCEPT AS SET OUT IN THE LETTER OF UNDERSTANDING, THE LETTER OF UNDERSTANDING AND THIS ATTACHMENT A ARE NOT INTENDED TO BE COMPLETE AND ALL-INCLUSIVE AS TO THE TERMS OF THE PROPOSED TRANSACTION, NOR DOES THE LETTER OF UNDERSTANDING OR THIS ATTACHMENT A CREATE A BINDING AND ENFORCEABLE CONTRACT BETWEEN OR COMMITMENT OR OFFER TO ANY PARTY OR PARTIES.





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